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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                          AMN HEALTHCARE SERVICES, INC.


         AMN Healthcare Services, Inc., a corporation duly incorporated under the laws of the State of Delaware, hereby certifies as follows:


         FIRST: The present name of the corporation is AMN Healthcare Services, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 10th day of November, 1997, under the name AMN Holdings, Inc.


         SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law (the "General Corporation Law").

         THIRD: This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation as follows:


         1.       Name. The name of the corporation is "AMN Healthcare Services,
Inc."

         2. Address; Registered Office and Agent. The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.
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         3.       Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: two hundred and ten million (210,000,000), divided as follows: ten million (10,000,000) shares of Preferred Stock, of the par value of $0.01 per share (the "Preferred Stock"), and two hundred million (200,000,000) shares of Common Stock, of the par value of $0.01 per share (the "Common Stock").

         Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall, without any action on the part of the holder thereof, be automatically reclassified as and converted into 43.10849 shares of Common Stock (the "New Common Stock").

         The number of authorized shares, the number of shares of treasury stock and the par value of the Common Stock shall not be affected. Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 43.10849.

                  4.1 The designation, relative rights, preferences and limitations of the shares of each class are as follows:
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                           4.1.1    The shares of Preferred Stock may be issued
from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board of Directors (the "Board") pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (a) may have such voting rights or powers, full or limited, if any; (b) may be subject to redemption at such time or times and at such prices, if any; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation, if any; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other person) at such price or prices or at such rates
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of exchange and with such adjustments, if any; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and any qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section 4.1.1, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the preceding sentence shall have the meaning set forth in Section 151(a) of the General Corporation Law.

                           4.1.2    Except as otherwise provided by law or by
this Certificate of Incorporation and subject to the express terms of any series of shares of
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Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by law or by this Certificate of Incorporation and subject to the express terms of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                           4.1.3    Subject to the provisions of this
Certificate of Incorporation and the express terms of any series of Preferred Stock and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.

         5. Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the "By-laws") shall so require, the election of the directors of the Corporation need not be by written ballot.
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         6.       Limitation of Liability. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the Director derived any improper personal benefits. If the General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         7.       Indemnification.

                  7.1 To the extent not prohibited by applicable law, the Corporation shall indemnify any person (a "Covered Person") who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving at the request of the
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Corporation as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against expenses (including attorneys' fees) in the event of an action by or in the right of the Corporation and against judgments, fines, and amounts paid in settlement and expenses (including attorneys' fees), in the event of any other proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal proceeding, had no reason to believe the person's conduct was unlawful; and except that no indemnification shall be made, in the event of an action by or in the right of the Corporation, if prohibited by the General Corporation Law. Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 7.

                  7.2 The Corporation shall, from time to time, reimburse or advance to any Covered Person the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such payment of expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking, by the Covered Person, to repay any such amount so advanced if it shall
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ultimately be determined that such Covered Person is not entitled to be indemnified for such expenses.

                  7.3 The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under applicable law, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise.

                  7.4 The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Section 7 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                  7.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 7, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

                  7.6      Any repeal or modification of the provisions of this
Section 7 shall not adversely affect any right or protection hereunder of any Covered
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Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  7.7 The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Section 7 shall be enforceable by any Covered Person in the Court of Chancery of the State of Delaware. The burden of proving that such indemnification or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or advancement of expenses, in whole or in part, in any such proceeding.

                  7.8 The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at the Corporation's request as a director, officer, employee or agent of any Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

                  7.9 This Section 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and advance
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expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

         8. Section 203. The Corporation hereby expressly elects not to be governed by the provisions of Section 203 of the General Corporation Law (or any successor provision thereof), and the restrictions and limitations set forth therein.

         9. Adoption, Amendment and/or Repeal of By-Laws. The Board may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of the holders of stock of the Corporation entitled to vote in the election of Directors of the Corporation and representing a majority of the voting power.
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         IN WITNESS WHEREOF, the undersigned has executed this Restated
Certification of Incorporation this 17th day of October, 2001.

                                         AMN HEALTHCARE SERVICES, INC.


                                         By: /s/   Steven C. Francis
                                             -----------------------------------
                                             Name:  Steven C. Francis
                                             Title: President and Chief
                                                    Executive Officer